				EX 99.1

		Palmetto Heritage Bancshares, Inc.

News Release	Contacts:	Barbara Thompson	C. Ronald Christmas
For Immediate Release		919.716.2716	843.237.7776
Oct. 29, 2018		First Citizens Bank	Palmetto Heritage Bancshares, Inc.

PALMETTO HERITAGE SHAREHOLDERS
APPROVE PROPOSED MERGER WITH FIRST CITIZENS BANK

RALEIGH, N.C., and PAWLEYS ISLAND, S.C. - First-Citizens Bank & Trust Company (First Citizens Bank) and Palmetto Heritage Bancshares, Inc. (Palmetto Heritage) announced today that Palmetto Heritage shareholders have approved First Citizens’ pending acquisition of Palmetto Heritage and its Palmetto Heritage Bank & Trust (Palmetto Heritage Bank) subsidiary.
At a meeting held today, the shareholders of Pawleys Island, S.C.-based Palmetto Heritage voted to approve the merger agreement with Raleigh, N.C.-headquartered First Citizens Bank. The merger has also been approved by the Federal Deposit Insurance Corp., the North Carolina Commissioner of Banks and the South Carolina Board of Financial Institutions. Subject to the satisfaction or waiver of other customary closing conditions, the merger is expected to become effective in early November.
After the merger, the three Palmetto Heritage Bank branch offices will initially operate as Palmetto Heritage Bank, a division of First Citizens Bank. Customers should bank as they normally do at their existing branches. Palmetto Heritage Bank customer accounts will be converted to First Citizens Bank’s systems and operations at a later date.
C. Ronald Christmas, vice chairman and chief executive officer of Palmetto Heritage Bank, said: “I want to thank our shareholders for their positive vote today. By coming together with First Citizens, we’ll not only continue on our path of service excellence, but will be even better equipped to meet our customers’ needs. We’re excited about leveraging the best of both banks and offering more to our customers going forward.”
Frank B. Holding Jr., chairman and chief executive officer of First Citizens Bank, said: “We’re pleased with today’s vote. The proposed merger with Palmetto Heritage will allow us to continue to expand our presence and strengthen our commitment to coastal South Carolina. First Citizens and Palmetto Heritage are both relationship banks - we care deeply about our associates, our customers and the communities we serve. We look forward to welcoming Palmetto Heritage to the First Citizens family.”
As of Sept. 30, 2018, Palmetto Heritage Bancshares reported $164.9 million in consolidated assets, $123.1 million in deposits and $136.4 million in loans.
Palmetto Heritage Bank opened in 2005 and provides banking services in coastal South Carolina through three locations in Pawleys Island, Mount Pleasant and Murrells Inlet. First Citizens operates 135 branches in South Carolina - with 18 locations in Georgetown, Horry and Charleston counties, where Palmetto Heritage Bank has a presence.
About First Citizens Bank

Founded in 1898 and headquartered in Raleigh, N.C., First Citizens Bank serves customers at more than 500 branches in 19 states. First Citizens Bank is a wholly owned subsidiary of First Citizens BancShares, Inc. (Nasdaq: FCNCA), which has $35 billion in assets. For more information, call toll free 1.888.FC DIRECT (1.888.323.4732) or visit www.firstcitizens.com. First Citizens Bank. Forever First®.

About Palmetto Heritage Bancshares, Inc. and Palmetto Heritage Bank & Trust

Palmetto Heritage Bank & Trust is the wholly owned subsidiary of Palmetto Heritage Bancshares, Inc., a registered bank holding company. Founded in 2005, Palmetto Heritage Bank serves individuals and businesses in Georgetown and Horry Counties with particular emphasis on the “Waccamaw Neck” area and in Charleston County at Mount Pleasant by offering a broad range of quality financial products and services. For more information, visit www.palmettoheritagebank.com.
Disclosures About Forward Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as "expects," "anticipates," "believes," "estimates," "plans," "projects," or other statements concerning opinions or judgments of Palmetto Heritage and First Citizens Bank and their managements about future events. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those described in the statements. Forward-looking statements in this news release include statements regarding Palmetto Heritage’s and First Citizens Bank’s expectations regarding the benefits of the merger, and when the merger will be completed. The accuracy of such forward-looking statements could be affected by factors beyond Palmetto Heritage’s and First Citizens Bank’s control, including, but not limited to, delays in the satisfaction or waiver of other remaining conditions to the consummation of the merger and difficulties experienced in the integration of the businesses of Palmetto Heritage and First Citizens Bank. Additional factors that could cause actual results to differ materially from those anticipated by forward-looking statements are discussed in Palmetto Heritage’s proxy statement for its special meeting of shareholders held on Oct. 29, 2018. Palmetto Heritage and First Citizens Bank undertake no obligation to revise or update these statements following the date of this news release.